SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K /A

Amendment 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

DAKOTA TERRITORY RESOURCE CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 000-50191	98-0201259 (I.R.S. Employer Identification Number)

10580 N. McCarran Blvd., Building 115 – 208

Reno, NV 89503

(Address of Principal Executive Offices and Zip Code)

(775) 747-0667

(Issuer's telephone number)

Mustang Geothermal Corp

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 7 , 2014, the Registrant filed Form 8-K, which in part reported its acquisition of approximately 565.24 mineral acres in the Northern Black Hills of South Dakota. As part of the property acquisition, the Registrant purchased an additional 64.39 mineral acres located immediately southwest and contiguous to the Registrant’s Paleoplacer Property, including mineral title to the historic Gustin, Minerva and Deadbroke Gold Mines.

The above referenced property acquisition was completed through the closing of a Purchase Agreement made and entered into by the Registrant and the Seller of the property asset, Deadbroke Mining Company, Inc., a South Dakota Corporation, of Spearfish, South Dakota 57783 .. The Registrant originally filed a redacted copy of the Purchase Agreement and filed a Confidential Treatment Request with the Commission pursuant to Rule 24b-2 of the 1934 Securities and Exchange Act. There is no material relationship, other than in respect of the transaction, between the Seller of the property asset and the Registrant or any of its affiliates, or any director or officer of the Registrant, or any associate of any such director or officer. The property acquisition was made in the ordinary course of the Registrant’s business.

After due consideration, The Registrant determined to withdraw its Confidential Treatment Request and is including herewith as an Exhibit 99.1 a complete unredacted copy of the Purchase Agreement.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number	Description

EX – 99.1	Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP  (Registrant)

Date: May 22, 2014

By /s/ Richard Bachman

Richard Bachman, PRESIDENT

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